Exhibit 10.1

EXECUTION VERSION

ASSIGNMENT AND ASSUMPTION OF THROUGHPUT AGREEMENTS

THIS ASSIGNMENT AND ASSUMPTION OF THROUGHPUT AGREEMENTS (this “Assignment”) is made and entered into on this 16th day of October, 2015 to be effective as of 12:01 a.m. Central Time on January 1, 2015 (the “Effective Time”), by and among HOLLY ENERGY PARTNERS-OPERATING, L.P. (“Assignee”), on the one hand, and HOLLY ENERGY STORAGE-LOVINGTON LLC, a Delaware limited liability company (“HEP Lovington”), HEP TULSA LLC, a Delaware limited liability company (“HEP Tulsa”), CHEYENNE LOGISTICS LLC, a Delaware limited liability company (“Cheyenne Logistics”), and EL DORADO LOGISTICS LLC a Delaware limited liability company (“El Dorado Logistics”; with HEP Lovington, HEP Tulsa and Cheyenne Logistics, collectively, the “Assignors”), on the other hand, with reference to the following facts:

Recitals:

A. In connection with that certain Loading Rack Throughput Agreement (Lovington), dated as of March 31, 2010 (the “Lovington Agreement”), between Navajo Refining Company, L.L.C. (“Navajo”) and HEP Lovington, HEP Lovington agreed, among other things, to provide certain loading services for Navajo with respect to a certain Loading Rack, as defined therein.

B. In connection with that Second Amended and Restated Pipelines, Tankage and Loading Rack Throughput Agreement (Tulsa East), dated as of August 31, 2011 (the “Tulsa East Agreement”), among Holly Refining and Marketing-Tula LLC (“HRM-Tulsa”) and HEP Tulsa, HEP Tulsa agreed, among other things, to provide certain transportation, storage and loading services to HRM-Tulsa with respect to certain Group 1 Assets, Group 2 Assets and Interconnecting Pipelines, as defined therein.

C. In connection with that certain First Amended and Restated Tankage, Loading Rack and Crude Oil Receiving Throughput Agreement (Cheyenne), dated as of January 11, 2012 (the “Cheyenne Agreement”) between Frontier Refining LLC (“Frontier Refining”) and Cheyenne Logistics, Cheyenne Logistics agreed, among other things, to provide certain storage and loading services to Frontier Refining with respect to the Cheyenne Assets, as defined therein.

D. In connection with that certain Second Amended and Restated Pipeline Delivery, Tankage and Loading Rack Throughput Agreement (El Dorado), dated as of January 7, 2014 (the “El Dorado Agreement”) between Frontier El Dorado Refining LLC (“Frontier El Dorado Refining”) and El Dorado Logistics, El Dorado Logistics agreed, among other things, to provide certain transportation, storage and loading services to Frontier El Dorado Refining with respect to the El Dorado Assets, as defined therein.

E. As used herein, the term “Agreements” means the Lovington Agreement, Tulsa East Agreement, Cheyenne Agreement and the El Dorado Agreement.

F. Each of the Assignors desire to assign to Assignee, as of the Effective Time, all of their respective right, title and interest in, to and under the Agreements, and Assignee desires to receive from Assignors such assignment and to assume each and all of the obligations of Assignors under the Agreement to be performed following the Effective Time.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignors and Assignee hereby agree as follows:

1. Recitals. The Recitals set forth above are hereby incorporated herein and made a part of this Agreement by reference.

2. Assignment. Assignors hereby assign and transfer to Assignee all of their respective right, title and interest in, to and under the Agreements, effective as of the Effective Time.

3. Assumption. Assignee hereby accepts such assignment, and assumes and agrees to be solely responsible for the payment, performance and discharge when due of all liabilities and obligations of Assignors arising under the Agreements from and after the Effective Time.

4. Guaranties by HEP. Holly Energy Partners, L.P. (“HEP”) hereby acknowledges and agrees that for purposes of (a) Sections 8(b) and 13 of the Lovington Agreement, (b) Sections 9(b) and 15 of the Tulsa East Agreement, (c) Sections 9(d) and 15 of the Cheyenne Agreement, and (d) Sections 9(b) and 15 of the El Dorado Agreement, HEP’s obligations will continue after Effective Time and following the Effective Time such guarantee shall apply to and include the obligations assigned hereunder to and assumed hereunder by Assignee.

5. Further Assurances. Each party hereto covenants and agrees that, subsequent to the execution and delivery of this Agreement and without any additional consideration, each party hereto will execute and deliver any further legal instruments and perform any acts that are or may become necessary to effectuate the purposes of this Agreement.

6. Binding Effect. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without reference to the principles of conflicts of laws or any other principle that could result in the application of the laws of any other jurisdiction.

8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

9. Captions. The captions section numbers in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

[Signatures to follow]

IN WITNESS WHEREOF, the foregoing parties have caused this Assignment to be executed by their duly authorized representatives to be effective as of the Effective Time.

ASSIGNORS:

HOLLY ENERGY STORAGE – LOVINGTON LLC
HEP TULSA LLC
CHEYENNE LOGISTICS LLC
EL DORADO LOGISTICS LLC

By:	/s/ Bruce R. Shaw
Name:	Bruce R. Shaw
Title:	President

ASSIGNEE:

HOLLY ENERGY PARTNERS – OPERATING, L.P.

By:	/s/ Mark T. Cunningham
Name:	Mark T. Cunningham
Its:	Senior Vice President, Operations

ACKNOWLEDGED AND AGREED
FOR PURPOSES OF SECTION 4:

HOLLY ENERGY PARTNERS, L.P.
BY: HEP LOGISTICS HOLDINGS, L.P.
BY: HOLLY LOGISTIC SERVICES, L.L.C.

By:	/s/ Bruce R. Shaw
Name:	Bruce R. Shaw
Its:	President

[Signature Page to Assignment and Assumption Agreement]